Exhibit 10.1
FIRST AMENDMENT AGREEMENT
     FIRST AMENDMENT AGREEMENT (this “Agreement”), dated as of September 1, 2005, by and among (1) Vermont Pure Holdings, Ltd. (“Holdings”), (2) Crystal Rock LLC (“Crystal Rock”, and together with Holdings, collectively, the “Borrowers”), (3) Bank of America, N.A. (“Bank of America”) and the other lending institutions party to that certain Credit Agreement (defined below) as lenders (together with Bank of America, collectively, the “Lenders”), and (4) Bank of America, as administrative agent (the “Administrative Agent”) for itself and the other Lenders with respect to a certain Credit Agreement, dated as of April 5, 2005, by and among the Borrowers, the Lenders and the Administrative Agent (as amended, the “Credit Agreement”).
WITNESSETH:
     WHEREAS, the Borrowers have requested that the Lenders amend certain terms and conditions of the Credit Agreement on the terms and conditions set forth herein; and
     WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     §1. Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement (after giving effect to the amendments thereof set forth herein) shall have the same meanings herein as therein.
     §2. Ratification of Existing Agreements. All of the Borrowers’ obligations and liabilities to the Lenders as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Loan Documents, are, by the Borrowers’ execution of this Agreement, ratified and confirmed in all respects. In addition, by the Borrowers’ execution of this Agreement, each Borrower represents and warrants that it does not have any counterclaim, right of set-off or defense of any kind with respect to such obligations and liabilities.
     §3. Representations and Warranties. Each Borrower hereby represents and warrants to the Lenders that all of the representations and warranties made by the Borrowers in the Credit Agreement, the Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.
     §4. Conditions Precedent. The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:
     (a) Representations and Warranties. All of the representations and warranties made by the Borrowers herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except as provided in §3 hereof.

     (b) Performance; No Event of Default. Each Borrower shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and there shall exist no Default or Event of Default.
     (c) Corporate or Limited Liability Company Action. All requisite corporate or limited liability company, as applicable, action necessary for the valid execution, delivery and performance by each Borrower of this Agreement and all other instruments and documents delivered by each Borrower in connection therewith shall have been duly and effectively taken.
     (d) Delivery. The parties hereto shall have executed this Agreement and delivered this Agreement to the Administrative Agent.
     §5. Amendments to the Credit Agreement.
     (a) The definition of “Swing Line Sublimit” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Swing Line Sublimit. An amount equal to the lesser of (a) $2,000,000 and (b) the Total Revolving Credit Commitment. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Credit Commitment.”
     (b) Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “2.2. Revolving Credit Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the “Revolving Credit Commitment Fee”) calculated at the rate of one-quarter of one percent (0.25%) per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Loan Maturity Date by which the Total Revolving Credit Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans (excluding the outstanding amount of Revolving Credit Loans made under §2.6.2) during such calendar quarter. The Revolving Credit Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments in respect of Revolving Credit Loans shall terminate.”
     §6. Miscellaneous Provisions.
          (a) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Notes and the other Loan Documents shall remain the same. The Credit Agreement, as amended hereby, the Notes and the other Loan Documents shall continue in full force and effect, and this Agreement and the Credit Agreement shall be read and construed as one instrument.
          (b) This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of New York.
          (c) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.
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     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

VERMONT PURE HOLDINGS, LTD.
By:	/s/ Timothy G. Fallon
	Name:	Timothy G. Fallon
	Title:	Chief Executive Officer

CRYSTAL ROCK LLC
By:	/s/ Timothy G. Fallon
	Name:	Timothy G. Fallon
	Title:	Manager

[Signature Page to First Amendment Agreement]

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Matthew S. Latham
	Name:	Matthew S. Latham
	Title:	Senior Vice President

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Matthew S. Latham
	Name:	Matthew S. Latham
	Title:	Senior Vice President

[Signature Page to First Amendment Agreement]

WEBSTER BANK, NATIONAL ASSOCIATION
By:	/s/ Richard A. O’Brien
Richard A. O’Brien
Senior Vice President

[Signature Page to First Amendment Agreement]